Exhibit 10.40

EXCLUSIVE AGENCY CONTRACTING AGREEMENT

This Contracting Agreement is made on 23 March 2022 between:

(1) Rich Sky Logistics Limited

Certificate of Incorporation No.: 1735560

Business Registration No.: 59710860

Address: Room B, 17/F, China International Centre, 8 Kwai On Road, Kwai Chung, New Territories, Hong Kong

Telephone: +852 3954 5505

(“Rich Sky”)

and

(2) Times Express Limited

Certificate of Incorporation No.: 2963379

Business Registration No.: 72083694

Address: Room A, 17/F, China International Centre, 8 Kwai On Road, Kwai Chung, New Territories, Hong Kong

Telephone: +852 2573 8823

(“Times Express”)

Rich Sky and Times Express are hereinafter collectively referred to as the “Parties” and individually as a “Party”.

The Parties agree as follows:

1. Scope of Contracted Services

1.1 Rich Sky agrees, in accordance with the terms of this Agreement, to appoint Times Express as its exclusive logistics services contractor to provide logistics services to Rich Sky and/or all of its customers, including but not limited to:

(a) Delivering cargo from the pickup locations designated by Rich Sky’s customers to the delivery locations designated by Rich Sky’s customers.

(b) Properly and safely loading cargo, in a reasonable manner, onto the designated means of transport or containers, and suitably lashing and securing the same to prevent safety incidents and cargo damage.

(c) Unloading (and unpacking) at the delivery locations, and re-loading any cargo that requires re-loading.

(d) Any other logistics services required by Rich Sky and its customers (including warehousing, inventory management, distribution and transportation).

1.2 The standard terms and conditions of business of the group to which Times Express belongs (as set out in the schedule hereto or as amended from time to time) shall be deemed to be incorporated into this Agreement by reference. Unless otherwise provided in this Agreement or otherwise specifically agreed between Times Express and Rich Sky for individual customers or separate contracts, the logistics services provided by Times Express to Rich Sky and its customers shall be governed by such standard terms and conditions of business of the Times Express group.

2. Contract Service Fee and Profit Rebate

2.1 Contract Service Fee: The contract service fee charged by Times Express shall be equal to the total service fee which Rich Sky charges its customers for the relevant services.

2.2 Profit Rebate: After deducting all relevant project costs and expenses (including but not limited to taxes), Times Express shall rebate to Rich Sky thirty-five percent (35%) of the net profit arising from the logistics services outsourced by Rich Sky to Times Express. The foregoing profit rebate shall be settled once per year (with 31 December of each year as the cut-off date), and the payment date shall be within twenty (20) working days after the issuance of the audited financial statements of Times Express for that year.

2.3 The effective date for the commencement of services under this Agreement shall be 1 April 2022.

3. Term and Termination

3.1 The term of this Agreement shall be two (2) years, commencing from the effective date of services under this Agreement. Upon expiry of the term, if neither Party proposes to renegotiate this Agreement, this Agreement shall remain in force until such time as Times Express proposes to renegotiate.

3.2 Either Party may terminate this Agreement with immediate effect in any of the following circumstances:

(a) Where the other Party is in breach of its obligations under this Agreement and fails to take any remedial action within thirty (30) working days after receipt of notice from the non-breaching Party.

(b) Where the other Party enters into liquidation, bankruptcy, reorganisation or similar legal proceedings; or where all or part of the other Party’s business or assets are frozen, placed under receivership, custodianship or compulsory transfer, or any similar situation occurs.

(c) Where the logistics services contracts entered into between Rich Sky and all of its customers are terminated.

4. Obligations of Times Express

4.1 Times Express shall comply with the standard operating procedures for logistics services provided by Rich Sky, as well as any special operating requirements provided by Rich Sky’s customers.

4.2 Times Express and the personnel it provides must comply with all laws and regulations relating to the contracted services.

5. Obligations of Rich Sky

5.1 Rich Sky shall pay the service fees to Times Express in full and on time in accordance with this Agreement.

5.2 Rich Sky shall provide Times Express with complete, truthful and accurate information relating to the cargo.

5.3 Rich Sky undertakes not to subcontract any of its logistics-related business to any third-party company without the prior written consent of Times Express.

6. Payment

6.1 The service fees of Times Express shall be as set out in Clause 2.1 of this Agreement.

6.2 For all services rendered by Times Express under this Agreement, Times Express shall issue an invoice to Rich Sky once a month. Provided the invoice is correct and free of error, Rich Sky shall arrange payment within seven (7) days from the date of receipt of the invoice.

7. Liability for Indemnity

7.1 If any customer or other third party initiates legal proceedings and/or makes any claim against Rich Sky, demanding compensation from Rich Sky for losses arising from delay, loss, damage or deterioration of cargo, or if Rich Sky itself suffers any losses due to delay, loss, damage or deterioration of cargo, or any other losses arising from the operations of the logistics services provided by Times Express, and such delay, loss, damage and/or deterioration is caused by the fault and/or negligence of Times Express, then Times Express shall be liable to compensate for such delay, loss, damage and/or deterioration based on whichever is higher of: (i) the limitation of liability and exemption provisions specified in the standard terms and conditions of business of the Times Express group; or (ii) the limitation of liability and exemption provisions separately agreed between Times Express and Rich Sky for individual customers or contracts.

8. Relationship of the Parties

8.1 Times Express acts solely as an independent contractor providing services, and this Agreement shall not create any employment or agency relationship. Neither Party has any authority to acknowledge, accept or incur any liability or obligation on behalf of the other Party.

8.2 All benefits of Times Express’s employees, including leave, employees’ compensation insurance, Mandatory Provident Fund contributions and medical benefits, shall be borne solely by Times Express.

9. Confidentiality

9.1 The Parties shall ensure that the contents of this Agreement and all confidential information obtained from the other Party (including but not limited to any information relating to customers, suppliers, finances and the business of the company) are kept confidential, and shall ensure that their employees and agents also keep such information confidential. Unless otherwise agreed by the other Party, neither Party shall use or disclose such information to any third party. Upon request by the disclosing Party, the other Party shall immediately return and/or destroy all confidential information.

9.2 In collecting, storing, using and transmitting personal data of Rich Sky or its customers, the Parties must strictly comply with the Personal Data (Privacy) Ordinance and relevant regulations, as well as the guidelines and codes of practice issued by Times Express from time to time.

9.3 The obligations under this Clause shall survive the termination of this Agreement.

10. Prevention of Bribery

The Parties and/or their staff shall not, in relation to matters under this Agreement or the supply of related services, offer any “advantage” (as defined in the Prevention of Bribery Ordinance) to any employee of the other Party or any third party. If it is discovered that any Party or its staff has offered any advantage to any employee of the other Party or to any third party, or has committed any offence under the Prevention of Bribery Ordinance, the aggrieved Party may terminate this Agreement immediately and claim full compensation from the other Party for all losses suffered.

11. Third Party Rights

Except as expressly provided in this Agreement, no person other than a Party to this Agreement shall have any right to enforce any term of this Agreement or enjoy any benefit of any term of this Agreement under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong).

12. Governing Law

This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the Hong Kong Special Administrative Region.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written on the front page.

For and on behalf of

RICH SKY LOGISTICS LIMITED

Rich Sky Logistics Limited

(Signature)

Authorised Signature(s)

Name: Lai Ho Yin

HKID No.: [***]

Title: Director / Authorised Representative

For and on behalf of

Times Express Limited

Times Express Limited

(Signature)

Authorised Signature(s)

Name: Choy Yuk Fu

HKID No.: [***]

Title: Director / Authorised Representative

For and on behalf of

KERRY LOGISTICS (HONG KONG) LIMITED

Kerry Logistics (Hong Kong) Limited

(Signature)

Authorised Signature(s)

Name: Lau Kin Pui

HKID No.: [***]

Title: Vice President – Integrated Logistics

Witnes